Exhibit 5.1

December 10, 2020

Ackrell SPAC Partners I Co.

2093 Philadelphia Pike #1968

Claymont, DE 19703

Re:	Registration Statement of Ackrell SPAC Partners I Co.

Ladies and Gentlemen:

We have acted as counsel to Ackrell SPAC Partners I Co., a Delaware corporation (the “Company”), in connection with the registration by the Company with the U.S. Securities and Exchange Commission of up to 11,500,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of (a) one subunit (the “Subunits”), each subunit consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”) and one-half of a redeemable warrant (the “Warrants”) of the Company, each whole warrant entitling the holder thereof to purchase one share of Common Stock, and (b) one-half of a Warrant, pursuant to a Registration Statement on Form S-1, File No. 333-251060, initially filed by the Company with the Commission on December 1, 2020 (as amended, the “Registration Statement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement.

2. Subunits. When the Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement, such Subunits will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement.

2. Common Stock. When the Registration Statement becomes effective under the Act when the offering is completed as contemplated by the Registration Statement and when the Common Stock is issued, the shares of Common Stock will be validly issued, fully paid and non-assessable.

3. Warrants. When the Registration Statement becomes effective under the Act and when the Warrants underlying the Units and Subunits are issued and delivered as part of the Units and Subunits, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; and (e) we have assumed the Warrant Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

        Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Units, Subunits and the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP